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                                                                   EXHIBIT 10.48

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                                 LOAN AGREEMENT


                                 by and between


       U.S. BANK NATIONAL ASSOCIATION, a national banking association, and EAST-WEST BANK, a California banking corporation,

                              "Banks" or "Lenders,"


         U.S. BANK NATIONAL ASSOCIATION, a national banking association,

                                    "Agent,"


                                       and


                  KENNEDY-WILSON, INC., a Delaware corporation,

                                   "Borrower"


                            Dated as of June 13, 2002

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                                TABLE OF CONTENTS

                                                                         Page(s)
                                                                         -------

1.      DEFINITIONS AND CONSTRUCTION...........................................1
        1.1     DEFINITIONS....................................................1
        1.2     ACCOUNTING TERMS..............................................11
        1.3     CODE..........................................................11
        1.4     CONSTRUCTION..................................................11
        1.5     SCHEDULES AND EXHIBITS........................................11

2.      LOAN AND TERMS OF PAYMENT.............................................11
        2.1     REVOLVING ADVANCES............................................11
        2.2     INTEREST RATES, PAYMENTS, AND CALCULATIONS....................12
        2.3     CREDITING PAYMENTS; APPLICATION OF COLLECTIONS................14
        2.4     DESIGNATED ACCOUNT............................................14
        2.5     MAINTENANCE OF LOAN ACCOUNTS; STATEMENTS OF
                OBLIGATIONS...................................................14
        2.6     FEES, COSTS, AND CHARGES......................................14

3.      CONDITIONS; TERM OF AGREEMENT.........................................15
        3.1     CONDITIONS PRECEDENT TO THE INITIAL ADVANCE...................15
        3.2     CONDITIONS PRECEDENT TO ALL ADVANCES..........................16
        3.3     CONDITION SUBSEQUENT..........................................17
        3.4     TERM..........................................................17
        3.5     EARLY TERMINATION BY BORROWER.................................17

4.      RIGHT OF INSPECTION...................................................17

5.      REPRESENTATIONS AND WARRANTIES........................................17
        5.1     NO ENCUMBRANCES...............................................17
        5.2     EQUIPMENT.....................................................18
        5.3     INTENTIONALLY OMITTED.........................................18
        5.4     SCHEDULE OF INDEBTEDNESS......................................18
        5.5     LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN......................18
        5.6     DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..............18
        5.7     DUE AUTHORIZATION; NO CONFLICT................................18
        5.8     LITIGATION....................................................19
        5.9     NO MATERIAL ADVERSE CHANGE....................................19
        5.10    SOLVENCY......................................................19
        5.11    EMPLOYEE BENEFITS.............................................19
        5.12    MAXIMUM BALANCE SHEET LEVERAGE................................20
        5.13    MINIMUM RENT ADJUSTED FIXED CHARGE COVERAGE RATIO.............20
        5.14    SUBORDINATED DEBT.............................................20

6.      AFFIRMATIVE COVENANTS.................................................20
        6.1     ACCOUNTING SYSTEM.............................................20
        6.2     INTENTIONALLY OMITTED.........................................20

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        6.3     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES...................20
        6.4     SCHEDULE OF INVESTMENTS.......................................21
        6.5     TITLE TO EQUIPMENT............................................21
        6.6     MAINTENANCE OF EQUIPMENT......................................22
        6.7     TAXES.........................................................22
        6.8     INSURANCE.....................................................22
        6.9     NO SETOFFS OR COUNTERCLAIMS...................................22
        6.10    DISPOSITIONS AT FAIR MARKET CONSIDERATION.....................22
        6.11    COMPLIANCE WITH LAWS..........................................23
        6.12    EMPLOYEE BENEFITS.............................................23
        6.13    COMPLIANCE WITH LEASES........................................23

7.      NEGATIVE COVENANTS....................................................24
        7.1     INDEBTEDNESS..................................................24
        7.2     LIENS.........................................................25
        7.3     RESTRICTIONS ON FUNDAMENTAL CHANGES...........................25
        7.4     DISPOSAL OF ASSETS............................................25
        7.5     CHANGE NAME...................................................25
        7.6     GUARANTY......................................................25
        7.7     NATURE OF BUSINESS............................................25
        7.8     PREPAYMENTS AND AMENDMENTS....................................25
        7.9     CHANGE OF CONTROL.............................................25
        7.10    INTENTIONALLY OMITTED.........................................25
        7.11    ACCOUNTING METHODS............................................26
        7.12    INVESTMENTS...................................................26
        7.13    TRANSACTIONS WITH AFFILIATES..................................26
        7.14    SUSPENSION....................................................26
        7.15    INTENTIONALLY OMITTED.........................................26
        7.16    USE OF PROCEEDS...............................................26
        7.17    CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE
                EQUIPMENT WITH BAILEES........................................26
        7.18    INTENTIONALLY OMITTED.........................................26
        7.19    FINANCIAL COVENANTS...........................................26
        7.20    DOWNSTREAMING OF FUNDS........................................27
        7.21    EXCESSIVE ACQUISITIONS........................................27
        7.22    INTENTIONALLY OMITTED.........................................27
        7.23    DIVIDENDS.....................................................27
        7.24    STOCK REPURCHASES.............................................27

8.      EVENTS OF DEFAULT.....................................................27
        8.1     FAILURE TO MAKE PAYMENT.......................................27
        8.2     FAILURE TO PERFORM............................................27
        8.3     MATERIAL ADVERSE CHANGE.......................................28
        8.4     ATTACHMENT OR OTHER PROCESS...................................28
        8.5     INSOLVENCY PROCEEDING BY BORROWER.............................28
        8.6     INSOLVENCY PROCEEDING AGAINST BORROWER........................28
        8.7     INJUNCTION OR OTHER PROCESS...................................28
        8.8     LIEN OR OTHER PROCESS.........................................28

                                                                      ii

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        8.9     JUDGMENT OR CLAIM, LIEN.......................................28
        8.10    DEFAULTS IN MATERIAL AGREEMENT................................28
        8.11    PAYMENT ON SUBORDINATED INDEBTEDNESS..........................28
        8.12    MISSTATEMENTS AND MISREPRESENTATIONS..........................29
        8.13    OTHER EVENTS OF DEFAULT.......................................29
        8.14    CURE PERIOD, NOTICE TO CURE...................................29

9.      BANKS' RIGHTS AND REMEDIES............................................30
        9.1     RIGHTS AND REMEDIES...........................................30
        9.2     REMEDIES CUMULATIVE...........................................30

10.     TAXES AND EXPENSES....................................................31

11.     WAIVERS; INDEMNIFICATION..............................................31
        11.1    DEMAND; PROTEST; ETC..........................................31
        11.2    INTENTIONALLY OMITTED.........................................31
        11.3    INDEMNIFICATION...............................................31

12.     NOTICES...............................................................32

13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................33

14.     DESTRUCTION OF BORROWER'S DOCUMENTS...................................34

15.     AGENCY AND GOVERNANCE PROVISIONS......................................34
        15.1    ACTIONS.......................................................34
        15.2    EXCULPATION...................................................34
        15.3    SUCCESSORS....................................................35
        15.4    OTHER TRANSACTIONS BY U.S. BANK...............................35
        15.5    INDEPENDENT CREDIT DECISION...................................35
        15.6    COPIES........................................................35
        15.7    PAYMENTS TO BE MADE TO AGENT..................................36
        15.8    REIMBURSEMENT BY LENDERS......................................36
        15.9    COLLATERAL AND GUARANTEES HELD BY AGENT.......................36
        15.10   LENDERS' COMMITMENTS INDEPENDENT..............................36
        15.11   BORROWER TO DEAL WITH AGENT...................................37
        15.12   LOANS TO BE FUNDED THROUGH AGENT..............................37

16.     ASSIGNMENTS AND PARTICIPATIONS........................................38
        16.1    ASSIGNMENTS...................................................38
        16.2    PARTICIPATIONS................................................39

17.     GENERAL PROVISIONS....................................................39
        17.1    EFFECTIVENESS.................................................39
        17.2    SUCCESSORS AND ASSIGNS........................................39
        17.3    SECTION HEADINGS..............................................39
        17.4    INTERPRETATION................................................39
        17.5    SEVERABILITY OF PROVISIONS....................................40

                                                                      iii

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        17.6    AMENDMENTS IN WRITING.........................................40
        17.7    COUNTERPARTS; TELEFACSIMILE EXECUTION.........................40
        17.8    REVIVAL AND REINSTATEMENT OF OBLIGATIONS......................40
        17.9    INTEGRATION...................................................40
        17.10   ATTORNEYS' FEES...............................................40

                                                                      iv

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                             SCHEDULES AND EXHIBITS

Schedule A-1            Authorized Persons
Schedule P-1            Permitted Liens
Schedule 1.1-1          Advance Request Form and Disbursement Letter
Schedule 1.1-2          Excluded Properties
Schedule 1.1-3          Schedule of Investments
Schedule 2.2            LIBOR Notice
Schedule 3.2            Documentation to Be Furnished to Banks in
                        Connection with Each Facility A Advance
Schedule 5.4            Indebtedness
Schedule 5.6            Subsidiaries
Schedule 5.8            Litigation
Schedule 5.11           ERISA Benefit Plans
Schedule 6.3            Form of Compliance Certificate

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT (this "Agreement"), is entered into as of June 13, 2002, between U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"), with a place of business located at 550 South Hope Street, Suite 1950, Los Angeles, California 90071 and EAST-WEST BANK, a California banking corporation ("East-West Bank"), with its chief place of business located at 415 Huntington Drive, San Marino, California 91108 (individually, a "Bank" or a "Lender," and collectively, "Banks" or "Lenders"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks ("Agent"), and KENNEDY-WILSON, INC., a Delaware corporation ("Borrower"), with its chief place of business located at 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210.

        The parties agree as follows:

        1.      DEFINITIONS AND CONSTRUCTION.

                1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                        "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                        "Accounts" means all currently existing and hereafter arising accounts (as that term is defined from time to time in the Code), contract rights, and all other forms of obligations owing to Borrower, and any and all credit insurance, guaranties, or security therefor, and specifically includes all of Borrower's rights to payments of every kind under all license agreements under which Borrower is a licensor.

                        "Advances" has the meaning set forth in Section 2.1(a).

                        "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                        "Agent" has the meaning set forth in Section 15.1.

                        "Agreement" has the meaning set forth in the preamble hereto.

                        "Asset Access Agreement" means a landlord waiver, mortgagee waiver, acknowledgment agreement of any Person in possession of, having a Lien upon, or having rights or interests in any asset of Borrower, in each case, in form and substance satisfactory to Agent.

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                        "Authorized Person" means any officer or other employee
of Borrower listed on Schedule A-1, as amended from time to time. Borrower shall furnish, from time to time, a resolution of its Board of Directors, in a form acceptable to Lenders, confirming its initial appointment of, and any change in, such Authorized Persons.

                        "Bank" and "Banks" have the meaning set forth in the preamble to this Agreement.

                        "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

                        "Bank Expenses" means, without limitation, all: reasonable costs or expenses required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Banks or by Agent; fees, charges, taxes, and insurance premiums paid or incurred by Banks or by Agent in connection with Banks' transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with any Governmental Agencies, filing, recording, publication, appraisals, costs and expenses incurred by Banks or by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Banks or by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Banks or by Agent to correct any default or enforce any provision of the Loan Documents; costs and expenses paid or incurred by Banks or by Agent in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Banks or by Agent in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Banks' relationship with Borrower and its Affiliates or Subsidiaries, and Banks' or Agent's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), irrespective of whether suit is brought. All Bank Expenses charged by Banks shall be deemed reasonable in the absence of compelling circumstances to the contrary.

                        "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six (6) years.

                        "Borrower" has the meaning set forth in the preamble to this Agreement.

                        "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk, tape, or other media files, printouts, runs, or other computer-prepared information.

                        "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in New York City or San

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Francisco, California, and if the Business Day relates to a determination of the
LIBOR Rate applicable to an Advance under the credit facilities under this Agreement, it also means a day on which dealings are carried on in the London interbank market.

                        "Change of Control" shall be deemed to have occurred at such time as there is (a) any change in the Chief Executive Officer (currently William McMorrow) of the Borrower, or (b) change of ownership (whether by transfer of existing shares, issuance of new shares, or a combination, or otherwise) of more than 50% in the aggregate of the common stock of the Borrower.

                        "Closing Date" means the date of the first to occur of the making of the initial Advance or the making available to Borrower of the credit facilities under this Agreement.

                        "Code" means the California Uniform Commercial Code as it may be amended from time to time.

                        "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                        "Commitment" means the agreement of each of the Lenders to extend its Pro-Rata Share of the credit facilities called for under the terms and conditions of this Agreement and, depending upon the context, all or specified rights of such Lender in such credit facilities.

                        "Compliance Certificate" means a certificate substantially in the form of Schedule 6.3 and delivered by the Chief Financial Officer of Borrower to Agent.

                        "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                        "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

                        "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default, except and then solely to the extent provided in Section 8.14.

                        "Advance Request Form and Disbursement Letter" means an instructional letter in the form of Schedule 1.1-1 executed and delivered by Borrower to Agent for each Advance, the form and substance of which shall be satisfactory to Agent.

                        "Dollars or $" means dollars of the United States of America.

                        "EBITDA" means the net income of Borrower (excluding extraordinary items), for the applicable period, plus all interest expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for the period.

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                        "Effective Tangible Net Worth" means stockholders'
equity, plus Subordinated Debt, less Intangible Assets.

                        "Equipment" means all of Borrower's present and hereafter acquired machinery, office and other equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), and tools, and goods, wherever located, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                        "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000, et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                        "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                        "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                        "Event of Default" has the meaning set forth in
Section 8.

                        "Facility A" means a credit facility in the maximum amount of Twenty Five Million Dollars ($25,000,000), to be furnished to Borrower by Banks under the terms of this Agreement for purposes of financing Borrower's acquisition of real property. In no event shall U.S. Bank be required to make Advances totaling more than Sixteen Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($16,666,667) of such facility. In no event shall East-West Bank be required to make Advances totaling more than Eight Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($8,333,333) of such facility.

                        "Facility B" means a credit facility in the maximum amount of Five Million Dollars ($5,000,000), to be furnished to Borrower by Banks under the terms of this Agreement for purposes of providing working capital to Borrower. In no event shall U.S. Bank be required to make Advances totaling more than Three Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($3,333,333) of such facility. In no event shall East-West Bank be required to make Advances totaling more than One Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($1,666,667) of such facility.

                        "FEIN" means Federal Employer Identification Number.

                        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                        "General Intangibles" means all of Borrower's present and future general intangibles (as that term is defined from time to time in the Code), payment intangibles and other personal property (including without limitation contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, rights to payment and other rights under any royalty or licensing agreements, infringement claims, software, computer programs, information contained on computer disks, tapes, or other media, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral as applicable.

                        "Governing Documents" means the certificate or articles of incorporation, by-laws, operating agreement, partnership agreement, or other organizational or governing documents of any Person.

                        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                        "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                        "Indemnified Liabilities" has the meaning set forth in
Section 11.3.

                        "Indemnified Person" has the meaning set forth in
Section 11.3.

                        "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, Title 11, United States Code, or under any other bankruptcy or insolvency law of any jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                        "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets, net of amortization, that would be treated as intangibles under GAAP, including, without limitation, property management contracts, capitalized loan fees, and Affiliate or stockholder loans.

                        "Investment Property" means all of Borrower's presently existing and hereafter acquired or arising investment property (as that term is defined form time to time in the Code).

                        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                        "Lender " and "Lenders " have the meaning set forth in the preamble to this Agreement.

                        "LIBOR Rate" means, with respect to the Interest Period applicable to any Advance hereunder, an interest rate per annum equal to (i) the rate at which deposits in U.S. Dollars are offered by the principal office of U.S. Bank National Association in London, England, to prime banks in the London interbank market at 11:00 a.m. (Los Angeles time) one (1) Business Day before the first day of such Interest Period in an amount substantially equal to the amount of such Advance and for a period equal to such Interest Period, divided by (ii) a percentage equal to 100% minus the LIBOR Rate Reserve Percentage for such Interest Period. The LIBOR Rate for the Interest Period for each such Advance shall be determined by Agent prior to the first day of such Interest Period. "LIBOR Rate Reserve Percentage" means, with respect to the Interest Period applicable to the credit facilities under this Agreement, the reserve percentage applicable during such Interest Period (or if more than one percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for U.S. Bank National Association with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period. "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time. "Interest Period" means, with respect to each Advance at the LIBOR Rate applicable to the credit facilities under this Agreement, the period commencing on the date of making or continuation of such Advance and ending on the corresponding numerical day which is one (1), two (2), three (3), six (6), or twelve (12) months hence, as the Borrower may select; provided, however, that when the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, further, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. Notwithstanding the foregoing, an Interest Period shall not end after the Maturity Date. The Borrower may select an Interest Period for each Advance under the credit facilities under this Agreement by notifying the Agent prior to 11:00 a.m. Los Angeles time on the Business Day immediately prior to (i) the Business Day on which such Advance is requested to be made or (ii) in the case of any outstanding Advance the last day of the Interest Period then applicable to such Advance. If Borrower shall fail to give a timely or sufficient notice for the selection of an Interest Period for any outstanding Advance bearing interest at the LIBOR Rate, the Borrower shall be deemed to have selected on the last day of the Interest Period for such Advance to continue such Advance for the same Interest Period for such Advance then ending. If for any reason (i) deposits are not available to U.S. National Bank in the relevant market or, (ii) by reasons of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or (iii) it becomes unlawful or impracticable to make or maintain Advances accruing interest at the LIBOR Rate, or (iv) as a result of any change in law, the cost to any Lender of making or maintaining Advances accruing at the LIBOR Rate is increased, or (v) at any time that an Event of Default of exists, or (vi) an insufficient number of days remain from the date the Advance is requested to be made or continued until the Maturity Date to constitute an Interest Period, then in each such case, upon the Borrower's receipt of notice thereof from the Agent, the rate of interest thereafter applicable to outstanding Advances shall be, (x) with respect to Facility A, the sum of 0.50% plus the Prime Rate of interest announced publicly by U.S. Bank National Association in New York, New York, from time to time, or (y) with respect to Facility B, the Prime Rate of interest announced publicly by U.S. Bank National Association in New York, New York, from time to time.

                        "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the Lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes.

                        "Loan Accounts" has the meaning set forth in
Section 2.5.

                        "Loan Documents" means this Agreement, the Advance Request Form and Disbursement Letter, any note or notes executed by Borrower and payable to Banks, and any other agreement entered into, now or in the future, in connection with this Agreement.

                        "Loans" means the credit facilities to be extended by Lenders to Borrower subject to the terms and conditions of this Agreement.

                        "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, or (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Banks to enforce the Obligations.

                        "Maturity Date" means the date which is three (3) years after the funding of Facility A or Facility B, whichever occurs earlier, unless extended in writing by Banks in their sole discretion. The Maturity Date is the date on or before which all obligations of Borrower under the credit facilities to be furnished under this Agreement shall be paid in full, subject to the terms and conditions of this Agreement.

                        "Maximum Balance Sheet Leverage" means total debt less Subordinated Debt divided by Effective Tangible Net Worth.

                        "Maximum Revolving Amount" means, in the case of Facility A, Twenty Five Million Dollars ($25,000,000), and in the case of Facility B, Five Million Dollars ($5,000,000).

                        "Minimum Rent Adjusted Fixed Charge Coverage Ratio" means, as of the end of the most recently concluded fiscal quarter of Borrower, and/or as of any other date specified in this Agreement, as applicable, (i) EBITDA for that portion of the fiscal year of Borrower then concluded, minus cash taxes, cash dividends, cash used to repurchase corporate stock, and the higher of un-financed capital expenditures or maintenance capital expenditures plus rental/lease expense, divided by (ii) interest expense plus current portion of long term debt ("CPLTD") secured by any property held by Borrower in excess of three (3) years (excluding those properties listed in Schedule 1.1-2) plus rental lease expense. CPLTD shall exclude balloon payments due on real estate indebtedness of Borrower and lump sum principal payments required by Facility A. (Borrower shall include in its financial statements, or a side letter thereto, provided to Banks hereunder, in addition to all other information required under this Agreement, information sufficiently detailed to enable Banks to verify the financial elements described in this paragraph.)

                        "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six (6) years.

                        "Notes" means the promissory notes to be executed by Borrower in favor of Lenders to evidence the indebtedness incurred pursuant to this Agreement.

                        "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), liabilities (including all amounts charged to Borrower's Loan Accounts pursuant hereto), obligations, fees, charges, costs, or Bank Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Banks of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Banks and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Banks may have obtained by assignment or otherwise, and further including all interest not paid when due and all Bank Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                        "Participant" means any Person to which Banks or either of them have at any time sold a participation interest in their or either of their rights under the Loan Documents.

                        "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                        "Permitted Liens" means (a) Liens held by Banks or either of them, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money security interests so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,
(g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, and (i) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured.

                        "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax Lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Banks' rights under or in connection with this Agreement.

                        "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and Governmental Authorities and agencies and political subdivisions thereof.

                        "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                        "Pro-Rata Share" means each Lender's percentage share of the total credit to be extended pursuant to the Loan Documents. Initially, U.S. Bank's Pro-Rata Share is 66.67% and East-West Bank's Pro-Rata Share is 33.33%.

                        "Reference Rate" means the rate of interest published from time to time in The Wall Street Journal as the "prime rate." The Reference Rate as of the date of this Agreement is ____% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate.

                        "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days' notice to the PBGC is waived under applicable regulations.

                        "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                        "Schedule of Investments" means a complete listing of the Borrower's investments consisting of real property, notes secured by real property, and business entities.

                        "Senior Unsecured Debt" means two loans in favor of GATX Capital Corporation and Aon Insurance Corp. in the principal amount of Fifteen Million Dollars ($15,000,000), issued in June 2000, and due June 22, 2006.

                        "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                        "Subordinated Debt" means, with respect to the Borrower, one loan in favor of Cahill, Warnock Strategic Partners Fund, L.P., dated April 15, 1999, convertible to corporate stock of the Borrower, in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), due April 14, 2006.

                        "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                        "Voidable Transfer" has the meaning set forth in
Section 17.8.

                1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

                1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code, as it is amended from time to time, unless otherwise defined herein.

                1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

                1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference

        2.      LOAN AND TERMS OF PAYMENT.

                2.1     REVOLVING ADVANCES.

                        (a) From the Closing Date to June 13, 2005 (unless extended in writing by Banks in their sole discretion), subject to the terms and conditions of this Agreement, Banks agree to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time (i) the Maximum Revolving Amount of Facility A, and (ii) the Maximum Revolving Amount of Facility B, determined separately for each such Facility A and B. Banks shall not make any Advances to Borrower from and after __________, 2005 (unless extended in writing by Banks in their sole discretion). No Advance, or combination of Advances under Facility A for one purpose or property, shall exceed Two Million Five Hundred Thousand Dollars ($2,500,000). Advances shall be made by the Borrower's delivery to the Agent of an Advance Request Form and Disbursement Letter not later than 11:00 a.m. (Los Angeles time) on the Business Day before the date on which the Borrower requests the Advance.

                        (b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                        (c) No Advance shall be made in an amount less than One Hundred Thousand Dollars ($100,000).

                2.2     INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                        (a) Facility A Interest Rate. Except as provided in clause (c) below, Advances under Facility A shall bear interest on the Daily Balance at a per annum rate equal Borrower's choice of (A) the sum of 0.50% plus U.S. Bank's Prime Rate as published from time to time by U.S. Bank, or (B) the sum of (a) 3.00% and (b) LIBOR (one (1), two (2), three (3), six (6), or twelve
(12) months). Borrower shall identify in writing, from time to time, which of such interest rates Borrower desires to apply with respect to all or any portion of the Facility A outstanding balance by completing and submitting to Agent a LIBOR Notice in the form attached as Schedule 2.2, the terms and conditions of which shall supplement those set forth in this Agreement.

                        (b) Facility B Interest Rate. Except as provided in clause (c) below, Advances under Facility B shall bear interest on the Daily Balance at a per annum rate equal Borrower's choice of (A) U.S. Bank's Prime Rate as published from time to time by U.S. Bank, or (B) the sum of (a) 2.50% and (b) LIBOR (one (1), two (2), three (3), six (6), or twelve (12) months). Borrower shall identify in writing, from time to time, which of such interest rates Borrower desires to apply with respect to all or any portion of the Facility B outstanding balance by completing and submitting to Agent a LIBOR Notice in the form attached as Schedule 2.2, the terms and conditions of which shall supplement those set forth in this Agreement.

                        (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest on the Daily Balance at a per annum rate equal to 5.00% above the Reference Rate.

                        (d)     Payments.

                                (i)     Interest payable hereunder on each of
Facility A and Facility B shall be due and payable, in arrears, on the fifth day of each calendar month during the term hereof. Borrower hereby authorizes Banks, at their option, without prior notice to Borrower, to charge such interest, all Bank Expenses (as and when incurred), the fees and charges provided for in
Section 2.6 and elsewhere in this Agreement (as and when accrued or incurred), and all other payments due under any Loan Document to Borrower as an Advance under this Agreement, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                                (ii)    Principal of Facility A shall be repaid
as follows: (1) Borrower shall repay principal of Seven Million Five Hundred Thousand Dollars ($7,500,000) on or before September 30, 2002; additional Seven Million Five Hundred Thousand Dollars ($7,500,000) on or before December 31, 2002; additional Five Million Dollars ($5,000,000) on or before June 30, 2003; additional Five Million Dollars ($5,000,000) on or before December 31, 2003. (2) Entire remaining balance, if any, shall be repaid on or before the Maturity Date. (3) Any amount reborrowed or new Advance under Facility A: (I) shall be limited to Two Million

Five Hundred Thousand Dollars ($2,500,000) per purpose or property, and (II) shall be repaid not later than (a) the first to occur of twenty four (24) months after the date such reborrowing or new Advance is made, (b) the Maturity Date, or (c) the date the asset for the acquisition of which such reborrowing or new Advance was made is sold or exchanged by Borrower. For purposes of the preceding sentence, an asset shall be deemed sold or exchanged on the date title to such asset is transferred from Borrower to another Person, or the date possession or beneficial ownership of such asset is transferred from Borrower to another Person, whichever occurs first.

                                (iii)   Principal of Facility B shall be repaid
as follows: (1) Borrower shall repay the entire principal balance of Facility B at least once each calendar year and shall maintain such Facility B at a zero balance for at least thirty (30) consecutive calendar days thereafter. (2) Entire remaining balance shall be repaid on or before the Maturity Date. (3) Any amount reborrowed or new Advance under Facility B: (I) shall be repaid and maintained at a zero balance for at least thirty (30) consecutive days each calendar year as provided in subsection (1) immediately above, and (II) shall be repaid not later than the first to occur of twelve (12) months after the date such reborrowing or new Advance is made or the Maturity Date.

                                (iv)    Prepayment. If a LIBOR Rate Loan is
prepaid prior to the end of the Interest Period for such loan, whether voluntarily or because prepayment is required due to the Note maturing or due to acceleration of the Note upon default or otherwise, the Borrower agrees to pay all of the Bank Costs, expenses and Interest Differential (as determined by the Agent) incurred as a result of such prepayment. The term "Interest Differential" shall mean that sum equal to the greater of zero or the financial loss incurred by the Banks resulting from prepayment, calculated as the difference between the amount of interest the Banks would have earned (from like investments in the money markets, as determined by Agent, as of the first day of the LIBOR Rate Loan ) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.

                        (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty- (360-) day year for the actual number of days elapsed.

                        (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Banks, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and all payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                2.3 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any payments by Banks from Borrower shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds and is made to Banks in accordance with wiring instructions issued by Banks to Borrower or unless and until such payment is honored when presented for payment. Should any payment to Banks not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any payment shall be deemed received by Banks only if it is received by Agent on a Business Day on or before
(i) 11:00 a.m. (Los Angeles time) for regular payments or deposits and (ii) 9:30 a.m. California time for payments or deposits covering overdrafts. If any payment is received by Agent on a non-Business Day or after the time specified on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

                2.4 DESIGNATED ACCOUNT. The Agent is authorized to make the Advances under this Agreement based upon faxed or other written instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.2(d). Borrower agrees to establish and maintain an account with the Agent for the purpose of receiving the proceeds of the Advances requested by Borrower and made by the Agent hereunder. Unless otherwise agreed by the Agent and Borrower, any Advance requested by Borrower and made by Banks hereunder shall be credited to Borrower's account with Agent.

                2.5 MAINTENANCE OF LOAN ACCOUNTS; STATEMENTS OF OBLIGATIONS. Banks shall maintain accounts on their books in the name of Borrower (the "Loan Accounts") on which Borrower will be charged with all Advances made by Banks to Borrower or for Borrower's account, including, accrued interest, Bank Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.3, the Loan Accounts will be credited with all payments received by Banks from Borrower or for Borrower's account. Banks shall render statements regarding the Loan Accounts to Borrower, including principal, interest, and fees, and including an itemization of all charges and expenses constituting Bank Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Banks absent manifest error and unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Banks written objection thereto describing the error or errors claimed to be contained in any such statements.

                2.6 FEES, COSTS, AND CHARGES. Borrower shall pay to the Agent the following fees:

                        (a) Annual Fee. On the Closing Date, and annually thereafter on the same day of each succeeding year during the term of this Agreement, a fee equal to 0.50% of the Maximum Revolving Amount on each of Facility A and Facility B; and

                        (b) Financial Examination, Documentation, and Appraisal Fees. (i) Banks' out of pocket expenses for each auditor or other personnel, whether employed by or an independent contractor to Banks or either of them, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits or otherwise) of Borrower and its Subsidiaries or Affiliates in connection therewith.

                        (c) Other Costs and Charges. All Bank Expenses and other costs, fees, and charges of every description payable by Borrower to Banks or either of them under this Agreement.

        3.      CONDITIONS; TERM OF AGREEMENT.

                3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of Banks to make the initial Advance is subject to the fulfillment, to the satisfaction of Banks and their counsel, of each of the following conditions on or before the Closing Date:

                        (a) the Closing Date shall occur on or before June 13, 2002;

                        (b) Banks shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                                (i)     the Advance Request Form and
Disbursement Letter;

                                (ii)    any notes required or provided by Banks
for execution by Borrower to document Facility A and/or Facility B;

                                (iii)   any other instruments required or
provided by Banks for execution by Borrower to document Facility A and/or Facility B.

                        (c) Banks shall have received a certificate from an Authorized Person attesting to the corporate authorization of Borrower authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific individuals associated with and authorized by Borrower to execute the same

                        (d) Banks shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by an Authorized Person.

                        (e) Banks shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Banks and their counsel;

                        (f) Banks shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; such satisfactory evidence shall be provided in the form of written certification by Borrower's Chief Financial Officer to the effect that the foregoing matters in this paragraph have been fully satisfied, unless Banks in their discretion shall request further evidence thereof;

                        (g) Borrower shall have paid (i) the fees payable on the Closing Date and (ii) all expenses of Banks incurred in connection with the transactions contemplated by this Agreement, including without limitation asset searches, credit reports, and the fees and expenses of its outside counsel, as of the Closing Date;

                        (h) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Banks and their counsel;

                        (i) Banks shall have given, in their sole discretion, final credit approval of the credit facilities set forth in this Agreement;

                        (j) Banks shall have been satisfied, in their sole discretion, with the results of a review of Borrower's most recent interim financial statement;

                        (k) No adverse changes in Borrower's most recent interim financial statement, or in Borrower's profits, property, business prospects, or financial condition, shall have occurred since the Banks' review of Borrower's most recent financial statement for the period ending March 30, 2002; and

                        (l) Banks shall have completed and been satisfied, in Banks' sole discretion, with Borrower's trade, credit, and background checks, conducted by or for Banks, utilizing resources and data bases selected by Banks.

                        (m) Banks shall have received the written opinion of counsel for Borrower, in form and substance satisfactory to Banks.

                        (n) Banks shall have received evidence satisfactory to them that the Subordinate Debt is subordinate to the Loans.

                3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The following shall be conditions precedent to all Advances hereunder:

                        (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of each such Advance, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                        (b) no Default or Event of Default shall have occurred and be continuing on the date of such Advance, nor shall either result from the making thereof;

                        (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Banks, or any of their Affiliates;

                        (d) no Change of Control shall have occurred after the date of this Agreement; and

                        (e) With respect to Advances under Facility A, Borrower shall have furnished to Banks, as and when required, such documentation as may be specified by Banks, by notice given to Borrower, to be furnished in connection with Advances, including without limitation the items set forth in
Schedule 3.2.

                3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                        (a) Within thirty (30) days after the Closing Date, Borrower shall have established its Primary Depository Relationship with U.S. Bank. "Primary Depository Relationship" means the maintenance of Borrower's primary operating accounts, general accounts, and payroll accounts over the term of this Agreement.

                3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Banks and shall continue in full force and effect for a term ending on June 13, 2005, unless sooner terminated or extended in writing pursuant to the terms hereof. The foregoing notwithstanding, Banks shall have the right to terminate their obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                3.5 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time, upon thirty (30) days' prior written notice to Banks, to terminate this Agreement by paying to Banks, in cash, the Obligations in full

        4.      RIGHT OF INSPECTION.

                Banks (through any of their respective officers, employees, or agents) shall have the right, at any time and from time to time, during of the term of the transactions contemplated by this Agreement and/or at any time there is any balance owed to Banks under or in connection with such transactions, upon not less than 24 hours' advance written notice, to inspect Borrower's Books and to check, test, and evaluate Borrower's assets in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, Borrower's assets of every description.

        5.      REPRESENTATIONS AND WARRANTIES.

                In order to induce Banks to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and as of the Closing Date, and as of the date of the making of each Advance, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to or leasehold interest in, as the case may be, its assets, free and clear of Liens except for Permitted Liens.

                5.2 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

                5.3     INTENTIONALLY OMITTED.

                5.4 SCHEDULE OF INDEBTEDNESS. The Schedule of Indebtedness attached hereto as Schedule 5.4 contains a true, correct, and complete listing of Borrower's unsecured indebtedness and guarantees of unsecured indebtedness, including all secured indebtedness and all guaranties of secured indebtedness for which the amount of the debt exceeds the fair market value of the security property (i.e., partially secured indebtedness and guarantees of partially secured indebtedness).

                5.5 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 95-4364537.

                5.6     DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                        (a) Borrower is duly organized and existing and in good standing under the laws of Delaware and is qualified and licensed to do business in, and in good standing in, California and all other states where such qualification and licensing is required and/or where the failure to be so qualified or licensed reasonably could be expected to cause a Material Adverse Change.

                        (b) Set forth on Schedule 5.6, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation or formation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock or other capital ownership interest of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                        (c) Except as set forth on Schedule 5.6, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                5.7     DUE AUTHORIZATION; NO CONFLICT.

                        (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                        (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the

Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                        (c) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                        (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                5.8 LITIGATION. There are no actions or proceedings pending by or against Borrower or its directors, officers, or senior executives before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, any of its partners or any guarantor of the Obligations, except for:
(a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.8; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not cause a Material Adverse Change.

                5.9 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower that have been delivered by Borrower to Banks have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to Banks on or before the Closing Date.

                5.10 SOLVENCY. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

                5.11 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.11. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

                5.12 MAXIMUM BALANCE SHEET LEVERAGE. Borrower's Maximum Balance Sheet Leverage was 2.45:1 as of December 31, 2001.

                5.13 MINIMUM RENT ADJUSTED FIXED CHARGE COVERAGE RATIO. Borrower's Minimum Rent Adjusted Fixed Charge Coverage Ratio was 1.60:1 as of December 31, 2001.

                5.14 SUBORDINATED DEBT. The Loans are senior to the Subordinated Debt.

        6.      AFFIRMATIVE COVENANTS.

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following:

                6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the assets of Borrower and its Subsidiaries or Affiliates that contain information as from time to time may be requested by Banks. Borrower also shall keep a modern asset reporting system that shows all purchases, additions, sales, and dispositions of Borrower's assets.

                6.2     INTENTIONALLY OMITTED.

                6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver, or cause to be delivered, to Banks: (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated and separate financial statements including a balance sheet, income statement, and statement of cash flow of Borrower and its Subsidiaries or Affiliates during such period, prepared and audited by a certified public accounting firm whose identity is approved in advance by Banks; (b) as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter of Borrower, consolidated and separate financial statements of Borrower and its Subsidiaries or Affiliates, prepared and by Borrower or by a certified public accountant firm whose identity is approved in advance by Banks;
(c) as soon as available, but in any event within thirty (30) days prior to the commencement of each fiscal year of Borrower, an annual financial projection for such succeeding fiscal year, including a balance sheet, income statement, and statement of cash flow of Borrower and its Subsidiaries or Affiliates during such period, prepared by Borrower or by a certified public accounting firm whose identity is approved in advance by Banks; (d) as soon as available, but in any event within fifteen (15) days after filing with the Securities Exchange Commission, copies of all filings made by Borrower under the Securities Act of 1934 and the regulations and rules promulgated thereunder, in electronic and paper form. Each of the items in subsections (a) through (d), inclusive, above shall be accompanied by a certificate, without any qualifications, by such accountants or by Borrower (as applicable to the each document) to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Banks stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Borrower agrees to deliver to Banks, within the specified time periods, financial statements prepared on a consolidated basis so as to present Borrower and each of Borrower's Subsidiaries or Affiliates on a consolidated basis, and each such related entity separately.

                        Each quarter, together with the financial statements provided pursuant to this Section 6.3, Borrower shall deliver to Banks a Compliance Certificate signed by its chief financial officer to the effect that:
(i) all financial statements delivered or caused to be delivered to Banks hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) Borrower is in compliance at the end of such period with the applicable financial covenants contained in Section 7.19 (and demonstrating such compliance in reasonable detail), and (iv) on the date of delivery of such certificate to Banks there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses
(i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                        Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Banks and to release to Banks whatever financial information concerning Borrower that Banks may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Banks, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Banks any information they may at any time have regarding Borrower's business affairs and financial conditions.

                6.4 SCHEDULE OF INVESTMENTS. Borrower shall update and provide to Banks Borrower's true, correct, and complete Schedule of Investments, in tabular form showing the name or other identification of each asset consisting of real property or note secured by real property; a description of such asset; the date such asset was acquired; the balance of the debt secured by each such asset; the then-current fair market value of each such asset; and such additional information as Banks may from time to time request; all within ninety
(30) days after the end of each calendar quarter at all times that Facility A or Facility B is extended hereunder.

                6.5 TITLE TO EQUIPMENT. Upon Banks' request, Borrower immediately shall deliver to Banks, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                6.6 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

                6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against, Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Banks, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Banks with proof satisfactory to Banks indicating that Borrower has made such payments or deposits.

                6.8     INSURANCE.

                        (a) (i) At its expense, keep the assets of Borrower and its Subsidiaries or Affiliates insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. (ii) Borrower also shall maintain business interruption, and product liability insurance relating to Borrower's ownership and use of such assets, as well as insurance against larceny, embezzlement, and criminal misappropriation.
(iii) Borrower shall also maintain commercial general liability insurance with minimum limits of Ten Million Dollars ($10,000,000) per occurrence and in the aggregate.

                        (b) All such policies of insurance shall be in such form, with such companies, with such deductibles or retention amounts, and such endorsements, and in such amounts, as may be reasonably satisfactory to Banks. All insurance required herein shall be written by companies which are acceptable to Banks. Borrower shall deliver to Banks certified copies of such policies of insurance, and all renewals and replacements thereof, and evidence of the payment of all premiums therefor.

                6.9 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                6.10 DISPOSITIONS AT FAIR MARKET CONSIDERATION. Sell or otherwise dispose of property of the Borrower only for fair market consideration.

                6.11 COMPLIANCE WITH LAWS. Substantially comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

                6.12    EMPLOYEE BENEFITS.

                        (a) Deliver to Banks: (i) promptly, and in any event within ten (10) Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                        (b) Cause to be delivered to Banks, upon Banks' or either of their request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three (3) most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three (3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and
(vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

                6.13 COMPLIANCE WITH LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Banks shall be entitled, in their discretion, to reserve an amount equal to such unpaid amounts against Facility A or Facility B.

        7.      NEGATIVE COVENANTS.

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following:

                7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                        -(a)    Indebtedness evidenced by this Agreement;

                        (b)     Indebtedness set forth on Schedule 5.4;

                        (c) Indebtedness fully secured by Permitted Liens or by Liens described in Section 7.2(ii);

                        (d) a guarantee obligation in connection with an exchange permitted under Section 1031 of the IRC;

                        (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), (f), or (g) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, and (ii) to the extent that the Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Banks as those applicable to the refinanced Indebtedness;

                        (f) non-recourse debt incurred by Borrower as a portion of Borrower's purchase price of (i) real property, or (ii) pools of notes fully secured by liens on real property; and(g) debt which is recourse to or guaranteed by Borrower, where such debt is incurred or assumed by Borrower or Borrower's Subsidiaries or Affiliates and fully secured by (i) real property, or
(ii) pools of notes fully secured by liens on real property;

                        (g) financing or refinancing of any real property or pool of notes now or hereafter owned by Borrower, and fully secured thereby;

                        (h) additional senior indebtedness up to One Million Dollars ($1,000,000), so long as all such additional senior indebtedness is for a term which extends beyond the Maturity Date, provided, that all indebtedness permitted by this paragraph shall satisfy all other applicable requirements of this Agreement;

                        (i) a guaranty of any indebtedness of any Person or Persons up to One Million Dollars ($1,000,000) in the aggregate, provided, that all guaranties permitted by this paragraph shall satisfy all other applicable requirements of this Agreement.

                        (j) All indebtedness described in subsections (a) through (h) above must also satisfy all other applicable requirements of this Agreement.

                7.2 LIENS. Create, incur, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for (i) Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(e) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness), or (ii) Liens given to vendors or lenders to enable Borrower to acquire real property or pools of notes secured by real property after the date of this Agreement and fully secured exclusively by the property so acquired.

                7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any such event), or reincorporate in a different jurisdiction or (except as otherwise provided in Section 7.4) convey, sell, assign, lease, transfer, or otherwise dispose of, in a single transaction or a series of transactions, all or any substantial part of its property or assets.

                7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than sales in the ordinary course of Borrower's business as currently conducted.

                7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of the Code), or identity.

                7.6 GUARANTY. Guaranty or otherwise become in any way liable with respect to the obligations of any third Person except (a) by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Banks, or (b) as permitted by Section 7.1.

                7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business.

                7.8     PREPAYMENTS AND AMENDMENTS.

                        (a) Except in connection with (i) a refinancing permitted by Section 7.1(e), or (ii) a purchase (for investment or sale) of pools of notes secured by real property, prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                        (b) Directly or indirectly, amend, modify, alter, increase, or change, materially and adversely, any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), or (e).

                7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                7.10    INTENTIONALLY OMITTED.

                7.11 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Banks information regarding the assets of Borrower and its Subsidiaries or Affiliates or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Banks pursuant to or in accordance with this Agreement, and agrees that Banks may contact directly any such accounting firm or service bureau in order to obtain such information.

                7.12 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations), other than those under this Agreement, for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person; provided, that such loans, advances and capital contributions would be permitted so long as immediately before and after each such loan, advance, or capital contribution no Event of Default exists or results, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

                7.13 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Banks, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

                7.14 SUSPENSION. Suspend or go out of a substantial portion of its business.

                7.15    INTENTIONALLY OMITTED.

                7.16 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (i) on the Closing Date, to pay sums due the Banks for transactional costs and expenses under or in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, in the case of Facility A, to finance Borrower's acquisition of real property or pools of notes secured by real property, and in the case of Facility B, to provide working capital for Borrower.

                7.17 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing thirty (30) days' prior written notification thereof to Banks and so long as, at the time of such written notification, Borrower also provides to Banks an Asset Access Agreement with respect to such new location. The Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Banks' prior written consent.

                7.18    INTENTIONALLY OMITTED.

                7.19    FINANCIAL COVENANTS. Fail to maintain:

                        (a) Minimum Rent Adjusted Fixed Charge Coverage Ratio. A Minimum Rent Adjusted Fixed Charge Coverage Ratio of not less than 1.75:1, measured on a four (4) quarter rolling average basis;

                        (b) Profitability. Profitability of at least One Dollar ($1.00) for each year to date, measured at the end of each fiscal quarter during the term of this Agreement;

                        (c) Maximum Balance Sheet Leverage. Maximum Balance Sheet leverage not greater than 3:1 at any time during the term of this Agreement, measured at the end of each calendar quarter.

                        (d) Minimum Effective Tangible Net Worth. A Minimum Effective Tangible Net Worth equal to or greater than Twenty Million Dollars ($20,000,000) at any time during the term of this Agreement, measured at the end of each calendar quarter.

                7.20 DOWNSTREAMING OF FUNDS. Borrower shall not (i) pay, apply, transfer, disburse, credit, or otherwise permit any portion of Facility A or Facility B nor (ii) make or extend any loan or guaranty, to or for the benefit of Kennedy-Wilson Japan and subsidiaries (including without limitation Kennedy-Wilson Japan Co., Ltd. and Kennedy-Wilson Japan K.K.).

                7.21 EXCESSIVE ACQUISITIONS. Borrower shall make no corporate acquisitions without the prior written consent of Banks; provided, that any such acquisitions approved by Banks shall satisfy all other applicable requirements of this Agreement.

                7.22    INTENTIONALLY OMITTED.

                7.23 DIVIDENDS. Borrower shall not declare or pay corporate dividends without the prior written consent of Banks; provided that any corporate dividends approved by Banks shall satisfy all other applicable requirements of this Agreement.

                7.24 STOCK REPURCHASES. Borrower shall not purchase or repurchase any corporate stock of Borrower or Borrower's Subsidiaries or Affiliates.

        8.      EVENTS OF DEFAULT.

                Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                8.1 FAILURE TO MAKE PAYMENT. If Borrower fails to pay when due and payable, or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Banks, reimbursement of Bank Expenses, or other amounts constituting Obligations);

                8.2 FAILURE TO PERFORM. If Borrower fails to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement, in any

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of the Loan Documents, or in any other present or future agreement between
Borrower and Banks or either of them;

                8.3 MATERIAL ADVERSE CHANGE. If there is a Material Adverse Change;

                8.4 ATTACHMENT OR OTHER PROCESS. If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                8.5 INSOLVENCY PROCEEDING BY BORROWER. If an Insolvency Proceeding is commenced by Borrower;

                8.6 INSOLVENCY PROCEEDING AGAINST BORROWER. If an Insolvency Proceeding is commenced against Borrower and any of the following events occur:
(a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within forty five (45) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Banks shall be relieved of their obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

                8.7 INJUNCTION OR OTHER PROCESS. If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                8.8 LIEN OR OTHER PROCESS. If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any federal, state, local, or other Governmental Agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment due date thereof;

                8.9 JUDGMENT OR CLAIM, LIEN. If a judgment or other claim becomes a material Lien or encumbrance upon any portion of Borrower's properties or assets;

                8.10 DEFAULTS IN MATERIAL AGREEMENT. If there is a default in any material agreement to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

                8.11 PAYMENT ON SUBORDINATED INDEBTEDNESS. If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

                8.12 MISSTATEMENTS AND MISREPRESENTATIONS. If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Banks by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn.

                8.13 OTHER EVENTS OF DEFAULT. If an Event of Default as defined elsewhere in the Loan Documents shall occur.

                8.14    CURE PERIOD, NOTICE TO CURE.

                        (a)     Notwithstanding anything contained in this
Article 8 to the contrary, Banks shall refrain from exercising their rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 8.3, 8.4, 8.7, 8.8, 8.9, or 8.10 if, within fifteen (15) calendar days from the date thereof (the "Cure Period"), the same is released, discharged, dismissed, bonded against or satisfied.

                        (b) In addition, with respect to an Event of Default set forth in Sections 8.3, 8.4, 8.7, or 8.8, and provided the Borrower has given Notice ("Notice of Occurrence") to Banks not later than three (3) Business Days after the occurrence of one or more of the Events of Default set forth in those subsections, the Cure Period shall begin on the date the Agent or the Banks, or either of them, gives to the Borrower a Notice to cure such Event of Default (the "Notice to Cure"). Provided, however, that if Borrower fails for any reason to give such Notice of Occurrence within such three (3) Business Day period, no Notice to Cure shall be required and the Agent or the Banks, or either of them, may pursue all available remedies without Notice.

                        (c) No Notice to Cure shall be applicable or required with respect to an Event of Default under this Agreement except as specified in Section 8.14(b), and shall specifically not be required with respect to an Event of Default specified in Section 8.1, 8.2, 8.5, 8.6, 8.9, 8.10, 8.11, or 8.12.

                        (d) No Cure Period shall be applicable or required with respect to any Event of Default under this Agreement except as specified in
Section 8.6 or 8.14(b), and shall specifically not be applicable or required with respect to an Event of Default specified in Section 8.1, 8.2, 8.5, 8.6 (except as specified therein), 8.11, or 8.12.

                        (e) Notwithstanding any other provision of this Agreement, any Event of Default specified in Section 8.1, 8.2, 8.4, 8.5, 8.6 (except as specified therein), or 8.11 shall conclusively be deemed a material default.

                        (f) With regard (i) the date Notice to cure ("Notice to Cure Default") is sent to Borrower by Agent or Banks, or either of them, provided Borrower has given Notice ("Notice of Occurrence") to Banks not later than three (3) business days after the occurrence of one or more of the events set forth in those subsections, the fifteen (15) day period shall begin to run. In the event Borrower fails to give such Notice of Occurrence within such three
(3) day period, Agent and Banks shall not be required to give Notice to Cure Default and may immediately proceed with all available remedies. "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax
Lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Banks' rights under or in connection with this Agreement.

        9.      BANKS' RIGHTS AND REMEDIES.

                9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Banks may, at their or either of their election, without notice of such election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                        (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Banks;

                        (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Banks, but without affecting Banks' rights and without affecting the Obligations;

                        (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Banks considers advisable, and in such cases, Banks will credit Borrower's Loan Accounts with only the net amounts received by Banks in payment of such disputed Accounts after deducting all Bank Expenses incurred or expended in connection therewith;

                        (e) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Banks considers necessary or reasonable to protect Banks' rights. Borrower agrees to make available for inspection, at any time during regular business hours on a Business Day, by Banks or Banks' designees any of the assets of Borrower and its Subsidiaries or Affiliates. With respect to any of Borrower's owned or leased properties, Borrower hereby grants Banks a license to enter into and inspect any such premises and to exercise any of Banks' rights or remedies provided herein, at law, in equity, or otherwise; and

                        (f) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Banks, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Banks.

                9.2 REMEDIES CUMULATIVE. Banks' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Banks shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Banks of any right or remedy shall be deemed an election, and no waiver by Banks of any Event of Default shall be deemed a continuing waiver. No delay by Banks shall constitute a waiver, election, or acquiescence by them.

        10.     TAXES AND EXPENSES.

                If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Banks determine that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Banks may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Accounts as Banks or either of them deem necessary to protect Banks from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.8, and take any action with respect to such policies as Banks deem prudent. Any such amounts paid by Banks shall constitute Bank Expenses. Any such payments made by Banks shall not constitute an agreement by Banks to make similar payments in the future or a waiver by Banks of any Event of Default under this Agreement. Banks need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

        11.     WAIVERS; INDEMNIFICATION.

                11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Banks on which Borrower may in any way be liable.

                11.2    INTENTIONALLY OMITTED.

                11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Banks, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys' fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

        12.     NOTICES.

                Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Banks, as the case may be, at its address set forth below:

                If to Borrower:         KENNEDY-WILSON, INC.
                                        9601 Wilshire Boulevard, Suite 220
                                        Beverly Hills, California 90210
                                        Attn:    Freeman Lyle, EVP/CFO/Secretary
                                        Fax No.  (310) 887-6454

                with copies to:         KULIK, GOTTESMAN & MOUTON, LLP
                                        15303 Ventura Boulevard, Suite 1400
                                        Sherman Oaks, California 91403
                                        Attn: Kent Y. Mouton, Esq.
                                        Fax No.  (310) 557-0224

                If to U.S. Bank:        U.S. BANK NATIONAL ASSOCIATION
                                        550 South Hope Street
                                        Suite 1950
                                        Los Angeles, California  90071
                                        Attn:    Mark Mitchell, Vice President
                                        Fax No.  (213) 623-5396

                with copies to:         AGAPAY, LEVYN & HALLING LLP
                                        10801 National Boulevard, Suite 400
                                        Los Angeles, California 90064
                                        Attn: Thomas S. Levyn, Esq.
                                        Fax No.  (310) 470-2602

                If to East-West Bank:   EAST-WEST BANK
                                        415 Huntington Drive
                                        San Marino, California 91108
                                        Attn:  Kathy Kwan, Vice President
                                        Fax No. (626) 441-3035

                with copies to:         NEVERS, PALAZZO, MADDUX & PACKARD
                                        31248 Oak Crest Drive, Suite 100
                                        Westlake Village, California 91361
                                        Attn:  Carlisle Packard, Esq.
                                        Fax No.:  (818) 879-9680

                The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the U.S. mail or, where applicable, two (2) days after deposit with a nationally recognized overnight carrier, all with postage and charges prepaid, or two (2) days after the latter of transmission by telefacsimile with an electronic transmission receipt and deposit of a copy into the U.S. mail by first class U.S. mail.

        13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF BANKS, IN ANY OTHER COURT IN WHICH BANKS SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND BANKS WAIVES TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND BANKS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF

BORROWER AND BANKS REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        14.     DESTRUCTION OF BORROWER'S DOCUMENTS.

                All documents, schedules, invoices, agings, or other papers delivered to Banks may be destroyed or otherwise disposed of by Banks one (1) year after they are delivered to or received by Agent or Banks, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

        15.     AGENCY AND GOVERNANCE PROVISIONS.

                15.1 ACTIONS. Each Lender hereby appoints U.S. BANK NATIONAL ASSOCIATION as its Agent (in such capacity, together with its successors and assigns, "Agent") under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Lenders received from time to time by Agent (with respect to which Agent agrees that it will comply, except as otherwise provided in this
Article 15 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may reasonably be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) Agent, pro rata according to such Lender's Pro-Rata Share, from and against any all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which Agent is not reimbursed by Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from Agent's gross negligence or willful misconduct. Agent shall not be required to take any action hereunder, or under any other Loan Document, or prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of Agent shall be or become, in Agent's determination, inadequate, Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

                15.2 EXCULPATION. Neither Agent nor any of its directors, officers, employees, or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity, or due execution of this Agreement or any other Loan Document, nor for the creation, perfection, or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value, or sufficiency of any collateral security, not to make any inquiry respecting the performance by Borrower or any of its Subsidiaries or Affiliates of their respective obligations under the Loan Documents. Any such inquiry which may be made by Agent shall not obligate it to make any further inquiry or to take any action. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which Agent believes to be genuine and to have been presented by a proper Person.

                15.3 SUCCESSORS. Agent may resign as such at any time upon at least thirty (30) days' prior notice to Borrower and all Lenders. If Agent at any time shall resign, the Lenders may appoint another Lender as a successor Agent which shall upon acceptance of such appointment, thereupon become Agent hereunder. If no successor Agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender or a commercial banking institution organized under the laws of the United States (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                15.4 OTHER TRANSACTIONS BY U.S. BANK. U.S. Bank shall have the same rights and powers with respect to (x) Facility A and Facility B made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not Agent. U.S. Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower, any of its Subsidiaries or any of their Affiliates as if U.S. Bank were not Agent hereunder.

                15.5 INDEPENDENT CREDIT DECISION. Each Lender acknowledges that it has, independently of Agent and each other Lender, and based on such Lender's review of the financial information of Borrower and its Subsidiaries and Affiliates, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision in regard to Facility A and Facility B. Each Lender also acknowledges that it will, independently of Agent and each other Lender, and based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

                15.6 COPIES. Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to Agent by Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by Borrower). Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by Agent from Borrower for distribution to the Lenders by Agent in accordance with the terms of this Agreement.

                15.7 PAYMENTS TO BE MADE TO AGENT. All payments of principal, interest, fees, costs, expenses, and other amounts made by the Borrower pursuant to this Agreement and the other Loan Documents shall be made by the Borrower to Agent, on behalf of the Lenders. Whenever Agent receives any payment or prepayment from or on behalf of the Borrower pursuant to this Agreement or any other Loan Document, Agent shall promptly pay over to each Lender an amount equal to its Pro-Rata Share of such payment or repayment, as the case may be. Any determination by Agent as to the allocation of any payment or prepayment to a particular Loan, or to interest, principal, fees or any other amount payable in respect of this Agreement or the other, Loan Documents shall be final and conclusive absent manifest error.

                15.8 REIMBURSEMENT BY LENDERS. Each Lender shall on demand reimburse Agent for its Pro-Rata Share of any and all costs, expenses and disbursements (other than normal overhead costs and expenses) which Agent may incur or sustain in connection with the Loans or any action which may be taken by Agent to administer or collect the same on behalf of the Lenders and for which Agent is not otherwise reimbursed by the Borrower, including, without limitation, all expenses incurred or sustained in connection with the enforcement of rights or remedies against the Borrower, all court costs, disbursements and accountants' fees and disbursements, filing and recording fees, title investigation and insurance charges, appraisal fees, and expenses of special examinations and audits.

                15.9 COLLATERAL AND GUARANTEES HELD BY AGENT. All collateral security mortgaged, pledged, assigned, transferred, or in the possession of Agent and all guarantees of the Borrower's obligations under the Loan Documents which Agent holds or which may hereafter come into its possession as collateral security for or guarantees of the Loans shall be held by Agent in its own name for the ratable benefit of the Lenders in accordance with their Pro-Rata Shares. However, neither Agent (in its capacity as Agent) nor any Lender shall have any interest in any property that may at any time be taken as collateral security for any other loan or loans made to the Borrower by U.S. Bank, or in any property now or hereafter in the possession or control of U.S. Bank which may be or become collateral security for such loans by reason of the general description contained in any general loan or collateral agreement or collateral note held at any time by U.S. Bank, or by reason of any right or set-off, counterclaim, banker's lien, or otherwise, except that if such property or the proceeds thereof are applied in reduction of any amounts outstanding under this Agreement, the Notes, or any other Loan Document, then each Lender shall be entitled to its Pro-Rata Share of such application.

                15.10 LENDERS' COMMITMENTS INDEPENDENT. All advances of loan funds under this Agreement shall be made by the Lenders proportionately in accordance with their Pro-Rata Shares, and no Lender shall be obligated to fund more than its Pro-Rata Share of any requested Advance. All collateral security at any time mortgaged, pledged, assigned, transferred, or in the possession of Agent and all guarantees of the Borrower's obligations under the Loan Documents which Agent at any time holds as collateral security for or guarantees of the Loans shall be held by Agent in its own name for the ratable benefit of the Lenders based upon their respective Pro-Rata Shares. However, neither Agent (in its capacity as Agent) nor any Lender shall have any interest in any property that may be taken as collateral security for any other loan or loans made to the Borrower by U.S. Bank, or in any property now or hereafter in the possession or control of U.S. Bank which may be or become collateral security for such loans by reason of the general description contained in any general loan or collateral agreement or collateral note held by U.S. Bank or by reason of any right or set-off, counterclaim, banker's lien, or otherwise, except that if such property or the proceeds thereof are applied in reduction of any amounts outstanding under this Agreement, the Notes, or any other Loan Document, then each Lender shall be entitled to its Pro-Rata Share of such application.

                15.11 BORROWER TO DEAL WITH AGENT. Borrower shall deal solely and directly with Agent, as Agent for the Lenders, for all purposes under the Loan Documents and shall deliver all notices, communications, and other information required or desired to be delivered under the Loan Documents, and make all payments due thereunder, directly to Agent.

                15.12 LOANS TO BE FUNDED THROUGH AGENT. Promptly upon receipt of notice of each proposed Advance of Loan funds, the Agent shall notify each Lender of the date and amount of each such Advance and each Pro-Rata Share thereof and provide each Lender with a copy of the Advance Request Form and Disbursement Letter reflecting the Borrower's request for such Advance. Each Lender shall, on or before 10:00 a.m. California time on the date of each such Advance, pay to the Agent, at its office at 350 S. Hope Street, Suite 1950, Los Angeles, California 90071, Account No. ____________, Reference: Kennedy-Wilson, Inc., Attention: Mark Mitchell, Vice President, Telephone (213) 533-8810, its Pro-Rata Share thereof in lawful money of the United States of America and in immediately available funds. All Advances of Loan funds shall be made by the Lenders simultaneously and proportionately in accordance with their respective Pro-Rata Shares, but each Lender may, at its option, fulfill its Commitments with respect to any LIBOR Rate portion of such Loans, if applicable, by causing a foreign branch or Affiliate to make the requested Advance, provided that any exercise of that option does not result in increased costs to the Borrower. Subject to the satisfaction of the conditions specified in Article 3 hereof, Agent shall make the proceeds of the Advance available to the Borrower on the required funding date by causing an amount equal to such proceeds to be credited to Borrower's Account; it is understood, however, that the Agent shall only be required to credit to the Borrower's Account such proceeds of such Advance as are actually received by it from the Lenders. Unless the Agent has been notified by a Lender prior to the required funding date that such Lender will not make its Pro-Rata Share of the applicable Advance available to the Agent, the Agent may assume that the Lender has made its portion available on the funding date, and the Agent may in reliance upon such assumption make a corresponding amount available to the Borrower. No Lender shall be relieved of its obligation to make its Pro-Rata Share of any requested Advance under this Agreement available to the Agent by the failure of any other Lender to make its Pro-Rata Share of that Advance available to the Agent. However, no Lender shall be responsible for any such default by any other Lender; nor shall the Commitment of any Lender be increased as a result of any such default by any other Lender; nor shall the Agent be responsible for any such default by a Lender. If and to the extent a Lender does not make its Pro-Rata Share of a requested Advance available to the Agent, that Lender shall repay to the Agent, on demand, the amount of its Pro-Rata Share of that Advance together with interest thereon at the Federal Funds Effective Rate for each day from the date the amount is made available to the Borrower until the date the amount is repaid to the Agent, and the Agent may exercise any and all voting rights otherwise accorded to that Lender under this Agreement until all required payments are received by the Agent. If a Lender so repays its Pro-Rata Share of that

Advance to the Agent, the amount so repaid shall constitute that Lender's Pro-Rata Share of the Advance for all purposes of this Agreement. "Federal Funds Effective Rate" means the rate per annum equal to the Agent's cost of obtaining overnight funds in the New York Federal Funds Market, as in effect from time to time.

        16.     ASSIGNMENTS AND PARTICIPATIONS.

                16.1 ASSIGNMENTS. Either Bank may at any time, with notice to Borrower and Agent, assign and delegate to one or more commercial banks or other financial institutions reasonably acceptable to Agent (each Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Bank's Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Commitment) (each Lender from whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignor Lender"), but not less than an aggregate principal amount of Five Million Dollars ($5,000,000) and an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof; provided, however, that Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (a) written notice of such as assignment; and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to Borrower and Agent by such Lender and such Assignee Lender, and (b) Agent shall have received a processing fee of Three Thousand Dollars ($3,000) from such Lender or Assignee Lender and an executed assignment agreement in form and substance satisfactory to Agent.

                From and after the date that an assignment becomes effective as provided in the preceding paragraph, (a) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such assignment, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (b) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such assignment, shall be released from its obligations hereunder, and under the Loan Documents. Within five (5) Business Days after its receipt of notice of such assignment and associated documentation reasonably required by the Agent, Borrower shall execute and deliver to Agent (for delivery to the relevant Assignee Lender) new Notes (if requested by Agent in its sole discretion) evidencing such Assignee Lender's assigned Commitments and, if the Assignor Lender has retained any portion of its Commitment hereunder, replacement Notes evidencing such Assignor Lender's retained portion of the Commitments (each such Note to be in exchange for, but not in payment of, the Note then held by such Assignor Lender). Each such replacement Note shall be dated the date of the predecessor Note. Accrued interest on that part of the predecessor Note evidenced by the replacement Note, and accrued fees, shall be paid as provided in the documentation effecting the Assignment. Accrued interest on that part of the predecessor Note shall be paid by the Agent, following its receipt from the Borrower, to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 16.1 shall be null and void.

                16.2 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of its Commitment; provided, however, that:

                        (a)     no participation contemplated in this Section
16.2 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

                        (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

                        (c) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                        (d) No Participant, unless such Participant is itself a Lender, shall be entitled to require such Lender to take or refrain form taking any action hereunder or under any other Loan Document.

        17.     GENERAL PROVISIONS.

                17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Banks.

                17.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Agent's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Banks shall release Borrower from its Obligations hereunder. Banks may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Banks and each of them reserve the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Banks' rights and benefits hereunder. In connection with any such assignment or participation, Banks may disclose to a prospective or actual purchaser or participant all documents and information which Banks now or hereafter may have relating to Borrower or Borrower's business. To the extent that Banks or either of them assign their rights and obligations hereunder to a third Person, Banks thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

                17.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                17.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Banks or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                17.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                17.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Banks and Borrower.

                17.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or of any of the Loan Documents..

                17.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Banks of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Banks are required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of their counsel, then, as to any such Voidable Transfer, or the amount thereof that Banks or either of them is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of Banks related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                17.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                17.10 ATTORNEYS' FEES. If any action or proceeding, at law, in equity, or otherwise, including any action for declaratory relief, is brought by or on behalf of any party hereunder, or is required by any court of competent jurisdiction, as the case may be, which is in any manner related to this Agreement or any other Loan Document or its or their breach, interpretation, or enforcement, the prevailing party in any final judgment or award shall be entitled to recover from the non-prevailing party or parties to such and or proceeding the full amount of all reasonable expenses, including all court costs and actual attorneys' fees paid or incurred in good faith (including, without limitation, fees incurred pursuant to Title 11, United States Code, by such prevailing party, in addition to any other relief to which it may be entitled.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                                                 Borrower:

                                                 KENNEDY-WILSON, INC.,
                                                 a Delaware corporation

                                                 By
                                                   -----------------------------
                                                 Title:
                                                       -------------------------


                                                 By
                                                   -----------------------------
                                                 Title:
                                                       -------------------------


                                                 U.S. Bank:

                                                 U.S. BANK NATIONAL ASSOCIATION,
                                                 a national banking association

                                                 By
                                                   -----------------------------
                                                 Title:
                                                       -------------------------


                                                 East-West Bank:

                                                 EAST-WEST BANK,
                                                 a California corporation

                                                 By
                                                   -----------------------------
                                                 Title:
                                                       -------------------------


                                                 Agent:

                                                 U.S. BANK NATIONAL ASSOCIATION,
                                                 a national banking association

                                                 By
                                                   -----------------------------
                                                 Title:
                                                       -------------------------

                                  SCHEDULE A-1

                               AUTHORIZED PERSONS


                                  SCHEDULE A-1

                                  SCHEDULE A-1

                               AUTHORIZED PERSONS

NAME                          TITLE
----                          -----

William J. McMorrow           Chairman and Chief Executive Officer

Freeman Lyle                  Executive Vice President, Chief Financial Officer,
                              and Secretary


                                  SCHEDULE A-1

                                  SCHEDULE P-1

                                 PERMITTED LIENS


                                  SCHEDULE P-1

                                 SCHEDULE 1.1-1

                  ADVANCE REQUEST FORM AND DISBURSEMENT LETTER


                                 SCHEDULE 1.1-1

                                 SCHEDULE 1.1-1

                                    U.S. BANK

                              ADVANCE REQUEST FORM

     (Advances made same day if request is received before 11:00 A.M. Monday through Friday, except holidays)

BORROWER NAME:       KENNEDY-WILSON, INC.       DATE: _____________________

--------------------------------------------------------------------------------

LOAN NUMBER    ___________________         AMOUNT OF REQUEST: __________________

--------------------------------------------------------------------------------

        [ ]    ADVANCE    [ ]    PAYOFF    [ ]     PAYDOWN

--------------------------------------------------------------------------------

IF ADVANCE ON ACQUISITION FACILITY, PLEASE DETAIL:

       PROJECT NAME/DESCRIPTION:_____________________________________________

       ASSOCIATED DEBT/TERMS:________________________________________________

       MATURITY OF ADVANCE:__________________________________________________
       (not to exceed time periods set forth in Loan Documents)
--------------------------------------------------------------------------------

FUNDS DEPOSITED TO/TAKEN FROM:     TO BE DETERMINED

--------------------------------------------------------------------------------

ACCOUNT NUMBER:         TO BE DETERMINED

--------------------------------------------------------------------------------

PERSON AUTHORIZING  REQUEST:  (signature)

--------------------------------------------------------------------------------

               FOR QUESTIONS REGARDING THIS REQUEST, PLEASE CALL:

   NAME:  FREEMAN LYLE, EVP/CFO/SECRETARY      PHONE NUMBER:   (310) 887-6453
--------------------------------------------------------------------------------
COMMENTS:


--------------------------------------------------------------------------------

   REQUESTS RECEIVED AFTER 11:00 A.M. WILL BE PROCESSED THE NEXT BUSINESS DAY.
                      PLEASE FAX REQUEST TO: (213) 623-5396
                               ATTN: MARK MITCHELL

                             [Borrower's letterhead]


                               DISBURSEMENT LETTER


U.S. Bank National Association, as Agent
550 South Hope Street, Suite 1950
Los Angeles, California 90071
Attention: Mark Mitchell

        Re: Loan Agreement dated as of June __, 2002 among U.S. Bank National Association and East-West Bank, U.S. Bank National Association, as agent, and Kennedy-Wilson, Inc. (the "Loan Agreement")

Dear Mr. Mitchell:

        This is an "Advance Request Form and Disbursement Letter" (as defined in the Loan Agreement). All capitalized terms not otherwise defined are used in this Advance Request Form and Disbursement Letter with the meanings given them in the Loan Agreement.

        Borrower requests an Advance from Facility choose one: [A][B] in the amount of $__________.

        Borrower certifies to the Banks as follows with respect to the Advance requested above:

        1. The amount requested above, when aggregated with all other Advances outstanding under Facility choose the applicable Facility: [A][B], does not exceed the amount available to be advanced under the Loan Agreement;

        2. All of the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all respects;

        3. No Default or Event of Default has occurred and is continuing nor shall result from the making of the Advance requested above;

        4. All of the other conditions to the Banks' making the requested Advance set forth in the Loan Agreement have been satisfied.

        5. If Borrower has elected that the Advance bear interest at an interest rate based on the LIBOR Rate, Borrower has delivered to Agent an appropriately completed LIBOR Notice in the form of Schedule 2.2 to the Loan Agreement.

        6.      The repayment date for the requested Advance in accordance with
Section 2.2(d) of the Loan Agreement is ________________________.


                                                 Very truly yours,

                                                 KENNEDY-WILSON, INC.


                                                 By:
                                                     ---------------------------
                                                         Authorized Officer

                                 SCHEDULE 1.1-2

                               EXCLUDED PROPERTIES


                                 SCHEDULE 1.1-2

                                 SCHEDULE 1.1-2

                               EXCLUDED PROPERTIES

SCHEDULE 1.1-2
EXCLUDED PROPERTIES

                                                                                                   ACQ.
        PROPERTY NAME                                    DESCRIPTION                               DATE
--------------------------------------------------------------------------------------------------------
Kohanaiki                                   Loan secured by ocean front land, Kona, HI             06/98
Santiago                                    Loan secured by land tract, Orange County, CA          03/99
PNL Partnership                             Note portfolio partnership - 1 note                    08/99
10010 San Pedro                             Comm. bldg., San Antonio, Texas                        03/00

Koger Center (Techridge)                    13 building office business park, Tulsa, Ok.           06/00
Old Mill (Banderas Heights)                 Shopping center, San Antonio, Texas                    06/00
The Fountains                               2 commercial office buildings, Atlanta, GA             06/00
612 Flower St., Los Angeles, CA             Commercial  bldg to be converted to apts.              08/97
Sundance Parkway(La Fronteria)              Low-rise office bldg., just completed, Austin, TX      10/00
15th Street Assisted Living                 70 unit assisted living facility, Santa Monica, CA     12/97
Parkside Medical Center                     Medical office bldg, Santa Monica, CA                  9/00
Century Springs East                        Office Bldg., Atlanta GA.                              10/00
7080 Hollywood                              Office Bldg., Greater Los Angeles Area                 11/00
6380 Wilshire                               Office Bldg., Greater Los Angeles Area                 11/00
1055 Wilshire                               Office Bldg., Greater Los Angeles Area                 11/00
Briarcroft                                  Office Bldg, Austin, TX                                12/00
Continental                                 Office Bldg, Austin, TX                                12/00


                                 SCHEDULE 1.1-2

                                 SCHEDULE 1.1-3

                             SCHEDULE OF INVESTMENTS


                                 SCHEDULE 1.1-3

                                 SCHEDULE 1.1-3

                             SCHEDULE OF INVESTMENTS

KENNEDY WILSON INC.
SCHEDULE OF INVESTMENTS
JUNE 2002

                                                                                                    SQUARE
            PROPERTY NAME                                    DESCRIPTION                            FOOTAGE
---------------------------------------------------------------------------------------------------
NOTES RECEIVABLE
  Kohanaiki                                    Loan secured by ocean front land, Kona, HI          542 acres
  Santiago                                     Loan secured by land tract, Orange County, CA       1097 acres
  PNL Partnership                              Note portfolio partnership - 1 note                 N/A
  ABTR                                         Note portfolio investment - 37 notes                N/A
  Wells Fargo Note (Shearer)                   Note receivable                                     N/A

INVESTMENTS IN JOINT VENTURES
  Parthenia Plaza                              Apartment bldg., California                         37,175 s.f.
  Parthenia Court                              Apartment bldg., California                         61,880 s.f.
  10010 San Pedro                              Comm. bldg., San Antonio, Texas                     140,730 s.f.
  Koger Center (Techridge)                     13 building office business park, Tulsa, Ok.        551,830 s.f
  Old Mill (Banderas Heights)                  Shopping center, San Antonio, Texas                 153,053 s.f
  The Fountains                                2 commercial office buildings, Atlanta, GA          82,745 s.f
  Alamo Downs/City Park East                   Industrial portfolio, San Antonio, TX               385,465 s.f.
  Alamo Downs II                               Distribution building                               120,200 s.f
  612 Flower St., Los Angeles, CA              Commercial  bldg to be converted to apts.           417,000 s.f.
  Newport Beach building and lots              Comm. office bldg., Newport Beach, CA               147,077 s.f.
  Sundance Parkway(La Fronteria)               Low-rise office bldg., just completed, Austin, TX   190,790 s.f.
  Memorial 6 Office Building                   High rise office bldg. Houston, TX                  156,994 s.f
  Nantucket Apartments (La Serena)             187-units in Santa Ana, CA                          153,610 s.f
  Park Place Apartment (Plaza Del Sol)         Apartment project in Santa Ana, CA                  158,696 s.f
  15th Street Assisted Living                  70 unit assisted living facility, Santa Monica, CA  45,000 s.f.
  Vista Santa Fee Villas                       264 units in Vista, CA                              187,196 s.f.

KWI INVESTMENTS IN KW PROPERTY FUND 1 ( 5%)
  Parkside Medical Center                      Medical office bldg, Santa Monica, CA               61,920 s.f.
  Century Springs East                         Office Bldg., Atlanta GA.                           94,809 s.f.
  7080 Hollywood                               Office Bldg., Greater Los Angeles Area              161,765 s.f.
  6380 Wilshire                                Office Bldg., Greater Los Angeles Area              131,973 s.f.
  1055 Wilshire                                Office Bldg., Greater Los Angeles Area              281,677 s.f.
  Briarcroft                                   Office Bldg, Austin, TX                             64,010 s.f.
  Continental                                  Office Bldg, Austin, TX                             56,877 s.f.
  Ashford/Westchase Portfolio                  3 office Bldg., Huston, TX                          318,919 s.f.
  Ocean Park                                   43 unit, apartment project in Santa Monica, CA      36,250 s.f.
  Santa Monica Physicians Center               Medical office bldg, Santa Monica, CA               36,765 s.f.

TOTAL

*  Land purchase only

                                        ESTIMATED
BALANCE SHEET     ACQ.   PURCHASE         MARKET       PROPERTY
  CATEGORY        DATE    PRICE           VALUE          DEBT                    LENDER
                        -----------    -----------    --------------------------------------------
Note Receivable  06/98    5,425,000      7,500,000              0      -
Joint Venture    03/99    8,900,000      8,900,000              0      -
Joint Venture    08/99    1,600,000      1,600,000              0      -
Joint Venture    11/01    8,700,000     11,975,000      5,464,000      Cargill
Joint Venture    02/02    1,000,000      1,700,000              0      -
                        -----------    -----------    -----------
                         25,625,000     31,675,000      5,464,000

Joint Venture     3/01    3,650,000      5,116,000      3,169,000      ChinaTrust Bank
Joint Venture     6/01    4,200,000      5,873,000      3,805,000      ChinaTrust Bank
Joint Venture    03/00   12,350,000     13,500,000      9,174,000      Lutheran Brotherhood Life
Joint Venture    06/00   29,250,000     32,000,000     24,546,000      Salomon Brothers
Joint Venture    06/00    8,950,000      9,000,000      7,233,000      American Express
Joint Venture    06/00    7,800,000      9,000,000      5,600,000      GE Capital
Joint Venture    03/01   12,000,000     13,500,000      9,250,000      Washington Mutual
Joint Venture    04/02      800,000        800,000              -      N/A
Joint Venture    08/97   18,988,000     22,500,000      6,200,000      Chinatrust Bank
Joint Venture    03/01   18,450,000     34,530,000     19,732,000      UBS Warburg
Joint Venture    10/00   19,000,000     21,000,000      7,710,000      Bank One
Joint Venture    11/01    9,950,000     11,500,000      7,151,000      American Express
Joint Venture    12/01   14,325,000     19,002,000     11,891,000      Fannie Mae
Joint Venture     1/02   16,675,000     22,984,000      9,470,000      Fannie Mae/Arbor Structured
Joint Venture    12/97    3,400,000*    31,592,000     14,674,000      Freemont Investment
Joint Venture    04/02   20,711,000     28,417,000     17,500,000      Wachovia

                        -----------    -----------    --------------------------------------------
                        200,499,000    280,314,000    157,105,000

Joint Venture     9/00   16,300,000     20,000,000     10,175,000      American Express
Joint Venture    10/00    9,625,000     11,500,000      5,925,000      American Express
Joint Venture    11/00   24,750,000     27,000,000     15,794,000      American Express
Joint Venture    11/00   20,500,000     22,000,000     13,084,000      American Express
Joint Venture    11/00   30,250,000     34,500,000     19,371,000      American Express
Joint Venture    12/00    7,325,000      8,000,000      4,515,000      American Express
Joint Venture    12/00    6,550,000      7,000,000      4,075,000      American Express
Joint Venture     2/01   16,675,000     18,000,000     10,000,000      Coastal
Joint Venture    12/01    6,800,000      8,500,000      4,500,000      Chinatrust Bank
Joint Venture     7/01    8,600,000      9,500,000      5,300,000      American Express

                        -----------    -----------    --------------------------------------------
                        147,375,000    166,000,000     92,739,000

                        -----------    -----------    --------------------------------------------
                        373,499,000    477,989,000    255,308,000

                                                             INT.
       P&I PAYMENTS                      MATURITY             %            RECOURSE
 ------------------------------------------------------                 ----------------
 -                                  -                         100%                     0
 -                                  -                         100%                     0
 -                                  -                          50%                     0
 Interest Only (LIBOR +4)          11/01/04                    30%                     0
 -                                  -                         100%                     0
                                                                        ----------------
                                                                                       0

 $2900Mo+ Prime+.75%               09/01/02                    20%                     0
 $2900Mo+ Prime+.75%               09/01/02                    50%                     0
 25yr Amort+7.85% interest         11/01/04                  10.0%                     0
 Interest only (LIBOR+2.75)        06/01/04                    10%                     0
 25yr Amort+8.25% interest         06/01/05                  15.5%                     0
 LIBOR + 3                         06/21/03                    43%                     0
 Interest Only (LIBOR +2.25)       03/01/04                    15%             2,500,000
                                                               15%                     0
 Interest Only (Prime + 1)         09/30/02                    50%             1,000,000
 Interest Only (LIBOR +3.75)       04/11/03                    14%                     0
 Interest Only (LIBOR +2.15)       09/30/03                   7.5%             3,000,000
 25yr Amort+6.4% Interest          11/01/04                   7.5%                     0
 30Yr Amort + 7.295% Interest      01/01/12                    20%                     0
 30Yr Amort  + various rates       03/09, 06/11, 12/03         20%                     0
 Interest Only (LIBOR +3)          06/30/05                    52%             1,800,000
 Interest Only (LIBOR +3.05)       03/31/05                    10%                     0

 ------------------------------------------------------                 ----------------
                                                                               8,300,000

 8.05% fixed - 25 yr Amort.        09/01/05                     5%                     0
 7.9% fixed - 25 yr Amort.         10/01/05                     5%                     0
 8.0% fixed - 25 yr Amort.         11/01/05                     5%                     0
 8.0% fixed - 25 yr Amort.         11/01/05                     5%                     0
 8.0% fixed - 25 yr Amort.         11/01/05                     5%                     0
 7.9% fixed - 25 yr Amort.         12/01/05                     5%                     0
 7.9% fixed - 25 yr Amort.         12/01/04                     5%                     0
 Interest Only (LIBOR +2.5)        02/01/04                     5%                     0
 Interest Only - Prime + .75       12/01/04                     5%                     0
 25yr Amort + LIBOR +2             12/01/05                     5%                     0

 ------------------------------------------------------                 ----------------
                                                                                       0

 ------------------------------------------------------                 ----------------
                                                                               8,300,000

                                  SCHEDULE 2.2

                                  LIBOR NOTICE


                                  SCHEDULE 2.2

                                  SCHEDULE 2.2

                                  LIBOR NOTICE

To:     U.S. Bank National Association
        550 S. Hope Street, Suite 1950
        Los Angeles, California 90071
        Attn:  Mark Mitchell
        Facsimile: (213) 623-5396

        This LIBOR Notice is given pursuant to Section ____ of that certain Loan Agreement, dated as of June____, 2002 (the "Agreement"), between KENNEDY-WILSON, INC. ("Borrower"), EAST-WEST BANK and U.S. BANK NATIONAL BANK ("Bank"). All initially capitalized terms used but not defined in this Notice of Conversion or Continuation shall have the meanings assigned to them in the Agreement.

        In connection with the Advances, the undersigned hereby requests that you:

        1. Convert $__________ in principal amount of the Prime Rate Loans on ________, 200__, to a LIBOR Rate Loan with an Interest Period of ______ [1, 2 or 3] months and expiring on _____________, 200__ ($500,000 minimum with incremental increases of $100,000 in excess thereof);

        2. Convert $_________ in principal amount of LIBOR Rate Loans on the expiration of the Interest Period applicable thereto, to a Prime Rate Loan;

        3. Continue as LIBOR Rate Loans $__________ in principal amount of presently outstanding LIBOR Rate Loans commencing on the expiration of the Interest Period applicable thereto, with a new Interest Period of _____ [1, 2, 3, 6 or 12] months and expiring on __________, 200__.

        The undersigned certifies that, as of the date hereof:

        (a) the representations and warranties of Borrower contained in the Agreement are true and correct on and as of such date, except to the extent such representations and warranties expressly relate solely to an earlier date;

        (b)     no Event of Default has occurred or is continuing;

        (c) after giving effect to the continuation or conversion requested hereby, there shall be no more than five (5) LIBOR Rate Loans outstanding;

        (d) Borrower has satisfied in all respects all conditions under the Agreement to be performed or satisfied by it on or before such date.

Dated:  __________, 200__                        KENNEDY-WILSON, INC.

                                                 By
                                                   -----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                  SCHEDULE 3.2

            DOCUMENTATION TO BE FURNISHED TO BANKS IN CONNECTION WITH
                      EACH FACILITY A OR FACILITY B ADVANCE


                                  SCHEDULE 3.2

                                  SCHEDULE 3.2

            DOCUMENTATION TO BE FURNISHED TO BANKS IN CONNECTION WITH
                      EACH FACILITY A OR FACILITY B ADVANCE

Document

1.      Advance Request Form and Disbursement Letter, in the form attached as
        Schedule 1.1-1.

2. Such additional documentation as may from time to time be requested by Banks.

                                  SCHEDULE 5.4

                                  INDEBTEDNESS


                                  SCHEDULE 5.4

                                  SCHEDULE 5.4

                            SCHEDULE OF INDEBTEDNESS


                                [To Be Furnished]


                                  SCHEDULE 5.4

                                  SCHEDULE 5.6

                                  SUBSIDIARIES


                                  SCHEDULE 5.6

                                  SCHEDULE 5.6

                                  SUBSIDIARIES


-------------------------------------------------------------------------
                        Name of Subsidiary
-------------------------------------------------------------------------
 1.   Ace Capital Holding, Inc.
-------------------------------------------------------------------------
 2.   Ace Capital, Inc.
-------------------------------------------------------------------------
 3.   Asset One
-------------------------------------------------------------------------
 4.   Colony KW Investment Y.K.
-------------------------------------------------------------------------
 5.   Colony-KW Partners, L.P.
-------------------------------------------------------------------------
 6.   E Property, Inc. (formerly e-KWIC, Inc.)
-------------------------------------------------------------------------
 7.   Hilltop Colony, LLC
-------------------------------------------------------------------------
 8.   K.A. Capital K.K.
-------------------------------------------------------------------------
 9.   Kennedy-Wilson of Austin (Synermark)
-------------------------------------------------------------------------
 10.  Kennedy-Wilson of Dallas (Fults)
-------------------------------------------------------------------------
 11.  Kennedy-Wilson Florida Management Inc.
-------------------------------------------------------------------------
 12.  Kennedy-Wilson Hong Kong, Ltd.
-------------------------------------------------------------------------
 13.  Kennedy-Wilson International
-------------------------------------------------------------------------
 14.  Kennedy-Wilson International of New York, Inc.
-------------------------------------------------------------------------
 15.  Kennedy-Wilson Japan Co., Ltd.
-------------------------------------------------------------------------
 16.  Kennedy-Wilson Japan K.K.
-------------------------------------------------------------------------
 17.  Kennedy-Wilson Minnesota Management Inc.
-------------------------------------------------------------------------
 18.  Kennedy-Wilson Nevada Management Inc.
-------------------------------------------------------------------------
 19.  Kennedy-Wilson Ohio Management, Inc.
-------------------------------------------------------------------------
 20.  Kennedy-Wilson Pennsylvania Management Inc.
-------------------------------------------------------------------------
 21.  K-W Portfolio Fund II, LLC
-------------------------------------------------------------------------
 22.  Kennedy-Wilson Properties Ltd.
-------------------------------------------------------------------------
 23.  Kennedy-Wilson Properties Ltd.
-------------------------------------------------------------------------
 24.  Kennedy-Wilson Properties of Arizona Ltd.
-------------------------------------------------------------------------
 25.  Kennedy-Wilson Properties of Colorado Ltd.
-------------------------------------------------------------------------
 26.  Kennedy-Wilson Properties of Connecticut Ltd.
-------------------------------------------------------------------------
 27.  Kennedy-Wilson Properties of Delaware, Ltd.
-------------------------------------------------------------------------
 28.  Kennedy-Wilson Properties of Georgia Ltd.
-------------------------------------------------------------------------
 29.  Kennedy-Wilson Properties of Michigan Ltd.
-------------------------------------------------------------------------
 30.  Kennedy-Wilson Properties of Missouri Ltd.
-------------------------------------------------------------------------
 31.  Kennedy-Wilson Properties of New Mexico, Ltd.
-------------------------------------------------------------------------
 32.  Kennedy-Wilson Properties of New York Ltd.
-------------------------------------------------------------------------
 33.  Kennedy-Wilson Properties of Oklahoma Ltd.
-------------------------------------------------------------------------
 34.  Kennedy-Wilson Properties of Tennessee Ltd., Corp.
-------------------------------------------------------------------------
 35.  Kennedy-Wilson Properties of Texas Ltd.
-------------------------------------------------------------------------
 36.  Kennedy-Wilson Properties Northwest, Ltd.
-------------------------------------------------------------------------
 37.  Kennedy-Wilson Tech, Ltd.
-------------------------------------------------------------------------
 38.  Kennedy-Wilson Virginia Management Inc.
-------------------------------------------------------------------------
 39.  Kennedy-Wilson Wisconsin Management, Inc.
-------------------------------------------------------------------------
 40.  Kennedy-Wilson Properties of Alaska, Ltd.
-------------------------------------------------------------------------
 41.  KW Courtyard Homes Group, Inc.
-------------------------------------------------------------------------
 42.  KW Courtyard Homes, LLC
-------------------------------------------------------------------------
 43.  KWC Limited Partner, Inc. (form. KW Del Mar)
-------------------------------------------------------------------------
 44.  K-W Hilltop, Inc.
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                        Name of Subsidiary
-------------------------------------------------------------------------
 45.  KW Japan Investments, Inc.
-------------------------------------------------------------------------
 46.  KW Kohanaiki Group, Inc.
-------------------------------------------------------------------------
 47.  KW Kohanaiki LLC
-------------------------------------------------------------------------
 48.  KW Paseo Group, Inc.
-------------------------------------------------------------------------
 49.  KW Paseo Heights, Inc.
-------------------------------------------------------------------------
 50.  KW Paseo Heights, LLC
-------------------------------------------------------------------------
 51.  San Pedro Investment, Inc. (formerly KW Portfolio Group II, Inc.)
-------------------------------------------------------------------------
 52.  KW Portfolio Group I, Inc.
-------------------------------------------------------------------------
 53.  K-W Properties
-------------------------------------------------------------------------
 54.  K-W Puako Group, Inc.
-------------------------------------------------------------------------
 55.  KW Puako LLC
-------------------------------------------------------------------------
 56.  KWC General Partner Inc. (form. KW Reno Equity)
-------------------------------------------------------------------------
 57.  K-W Santiago Inc.
-------------------------------------------------------------------------
 58.  SFR Properties, LLC
-------------------------------------------------------------------------
 59.  KW SFR Properties Inc.
-------------------------------------------------------------------------
 60.  KW Valencia Group, Inc.
-------------------------------------------------------------------------
 61.  KW-A, LLC
-------------------------------------------------------------------------
 62.  KWP Financial I
-------------------------------------------------------------------------
 63.  KWP Financial IV
-------------------------------------------------------------------------
 64.  KWP Financial V
-------------------------------------------------------------------------
 65.  Monarch Investors, Inc.
-------------------------------------------------------------------------
 66.  Pacific Servicing of Japan, Ltd.
-------------------------------------------------------------------------
 67.  Pacten Valencia Associates, LLC
-------------------------------------------------------------------------
 68.  Plaza Centre Group, Inc.
-------------------------------------------------------------------------
 69.  Ski Monarch, LLC
-------------------------------------------------------------------------
 70.  C.P. 104 LLC
-------------------------------------------------------------------------
 71.  VDE Corona Group Inc.
-------------------------------------------------------------------------
 72.  K-W Vista Del Valle, LLC
-------------------------------------------------------------------------
 73.  Westborough Court Group, Inc.
-------------------------------------------------------------------------
 74.  KWP Financial VI (formerly Falcon Crest)
-------------------------------------------------------------------------
 75.  KWP Financial VII
-------------------------------------------------------------------------
 76.  KWP Financial
-------------------------------------------------------------------------
 77.  Kennedy-Wilson Springdale, Ltd.
-------------------------------------------------------------------------
 78.  KW Mill Place, Inc.
-------------------------------------------------------------------------
 79.  Mill Place Associates, LP
-------------------------------------------------------------------------
 80.  KW Tulsa I General Partner, Inc.
-------------------------------------------------------------------------
 81.  KW Tulsa I Limited Partner, LP
-------------------------------------------------------------------------
 82.  Maple Investment Property Group, Inc.
-------------------------------------------------------------------------
 83.  Rexford Investment Property Group, Inc.
-------------------------------------------------------------------------
 84.  Kennedy-Wilson Tech Ltd.
-------------------------------------------------------------------------
 85.  Techsource Services, Inc.
-------------------------------------------------------------------------
 86.  Kennedy-Wilson Property Equity, Inc.
-------------------------------------------------------------------------
 87.  Kennedy-Wilson Property Services, Inc.
-------------------------------------------------------------------------
 88.  KWI PROPERTY FUND I, LP.
-------------------------------------------------------------------------
 89.  Kennedy-Wilson Property Special Equity, Inc.
-------------------------------------------------------------------------
 90.  Kennedy-Wilson Austin, Inc.
-------------------------------------------------------------------------
 91.  KW Austin Development I, Inc.
-------------------------------------------------------------------------
 92.  K-W Austin I, LP
-------------------------------------------------------------------------
 93.  KW Austin, I, Inc.
-------------------------------------------------------------------------
 94.  FKW La Frontera, Ltd
-------------------------------------------------------------------------
 95.  KW 15th Street, Inc. (formerly KWP Telluride Corp.
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                            Name of Subsidiary
-------------------------------------------------------------------------
 96.  KWI Parkside Medical, LLP
-------------------------------------------------------------------------
 97.  KWI Parkside General Partner, LLC
-------------------------------------------------------------------------
 98.  K-W Techridge General Partner, Inc.
-------------------------------------------------------------------------
 99.  Roxbury Property Investment Group, Inc.
-------------------------------------------------------------------------
 100. Camden Investment Property Group, Inc.
-------------------------------------------------------------------------
 101. 8938 Tobias LLC
-------------------------------------------------------------------------
 102. 8938 Tobias Corp.
-------------------------------------------------------------------------
 103. 9010 Tobias Corp.
-------------------------------------------------------------------------
 104. 9010 Tobias LLC
-------------------------------------------------------------------------
 105. K-W Austin CC, Inc.
-------------------------------------------------------------------------
 106. K-W Austin CC, LP
-------------------------------------------------------------------------
 107. KWA Alamo Downs/City Park East GP, Inc.
-------------------------------------------------------------------------
 108. KWA AD/CPE I General Partner, Inc.
-------------------------------------------------------------------------
 109. KWA AD/CPE II General Partner, Inc.
-------------------------------------------------------------------------
 110. 20909 Parthenia LLC
-------------------------------------------------------------------------
 111. 20909 Parthenia Corp
-------------------------------------------------------------------------
 112. KW 1901 Corp.
-------------------------------------------------------------------------
 113. 1901 LLC
-------------------------------------------------------------------------
 114. 612 Partners, LLC
-------------------------------------------------------------------------
 115. Balcones Austin Investment Group, Inc. (TX)
-------------------------------------------------------------------------
 116. KWI 1304 Fifteenth Street G.P., LLC
-------------------------------------------------------------------------
 117. KWI 1304 Fifteenth Street, LP
-------------------------------------------------------------------------
 118. Ocean Park 43, Corp.
-------------------------------------------------------------------------
 119. Bedford Investment Property Group, Inc.
-------------------------------------------------------------------------
 120. KWP Financial VIII, LLC
-------------------------------------------------------------------------
 121. KWP Servicer, LLC
-------------------------------------------------------------------------
 122. Kennedy-Wilson Advisers, Inc.
-------------------------------------------------------------------------
 123. ABTR, LLC,
-------------------------------------------------------------------------
 124. Santa Ana Park Place Corp.
-------------------------------------------------------------------------
 125. Santa Ana Park Place LLC
-------------------------------------------------------------------------
 126. Nantucket 187 Corp.
-------------------------------------------------------------------------
 127. Nantucket 187 LLC
-------------------------------------------------------------------------
 128. Santa Monica Assisted Living LASX I, LP
-------------------------------------------------------------------------
 129. KWP Financial IX, Inc.
-------------------------------------------------------------------------
 130. KWP Financial IX, LLC
-------------------------------------------------------------------------
 131. KWP Sunset LLC
-------------------------------------------------------------------------
 132. Vista Santa Fe Villas, LLC
-------------------------------------------------------------------------
 133. KW Vista Santa Fe Corp.
-------------------------------------------------------------------------
 134. Vista Santa Fe Villas Member LLC
-------------------------------------------------------------------------
 135.
-------------------------------------------------------------------------
 136.
-------------------------------------------------------------------------

                                  SCHEDULE 5.8

                                   LITIGATION


                                  SCHEDULE 5.8

                                  SCHEDULE 5.8

                                   LITIGATION


CASE NAME, COURT, AND CASE NUMBER

1. Hilltop Colony Homeowners Association v. Aviv Realty and Development Corp, et al.,
        Los Angeles Superior Court, Case No. BC 213637

2. Westborough Court HOA v. Westborough Court Group, Inc., et al., San Mateo County Superior Court, Case No. 406163.

3. Lakeside at the Resort Homeowners Association v. Arrowhead Villas, LLC, et al.,
        San Bernardino County Superior Court, Case No. SCVSS 61581.

4. MC Ventures, Inc., et al. v. K-W Courtyard Homes Group, Inc., et al., Riverside County Superior Court, Case No. INC 026536.


                                  SCHEDULE 5.8

                                  SCHEDULE 5.11

                               ERISA BENEFIT PLANS


                                  SCHEDULE 5.11

                                  SCHEDULE 5.11

                               ERISA BENEFIT PLANS


PLAN DESCRIPTION


The Kennedy-Wilson, Inc. 401K Plan


                                  SCHEDULE 5.11

                                  SCHEDULE 6.3


                         FORM OF COMPLIANCE CERTIFICATE


                                  SCHEDULE 6.3

                                  SCHEDULE 6.3


                       COMPLIANCE CERTIFICATE SAMPLE COPY
                          (Loan Agreement Section 6.3)


Date _______________, 200_


U.S. BANK NATIONAL ASSOCIATION
2450 Colorado Avenue
Suite 4000 West
Santa Monica, California  90404
Attention:  Thomas Roche, Vice President

EAST-WEST BANK
415 Huntington Drive
San Marino, California 91108
Attention:  _________________________

        RE: Loan Agreement, dated as of June ___, 2002 (the "Agreement") by and between U.S. BANK NATIONAL ASSOCIATION and EAST-WEST BANK (collectively, "Banks") and KENNEDY-WILSON, INC., a Delaware corporation ("Borrower")

Dear _______________:

        In accordance with Section 6.3 of the Agreement, this letter shall serve as certification to Bank that to the best of my knowledge: (i) all financial statements have been prepared in accordance with GAAP and fairly represent the financial condition of Borrower, (ii) the representations and warranties of Borrower set forth in the Agreement and other Loan Documents are true and correct in all material respects on and as of the date of this certification,
(iii) as demonstrated on Exhibit 1 attached hereto, Borrower is in compliance with each of its financial covenants set forth in Section 7.19 of the Agreement as of the date of this certification, and (iv) there does not exist any condition or event that constitutes a Default or Event of Default. Such certification is made as of the fiscal month ending ______________, 2002.

                                                 Sincerely,


                                                 Chief Financial Officer

                                  SCHEDULE 6.3